                    THE COASTAL CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                 (Millions of Dollars, Except Per Share Amounts,
                            and Thousands of Shares)


                                                                    Three Months Ended         Nine Months Ended
                                                                       September 30,             September 30,
                                                                  ----------------------    ---------------------
                                                                     1999        1998         1999         1998
                                                                  ---------   ----------    ---------   ---------
                                                                        (Unaudited)               (Unaudited)

BASIC EARNINGS PER SHARE
------------------------
   Net earnings...............................................    $   102.1   $     89.5    $   329.9   $   307.0
   Dividends on preferred stock...............................            -           .1           .2         6.0
                                                                  ---------   ----------    ---------   ---------
   Net earnings available to common stockholders..............    $   102.1   $     89.4    $   329.7   $   301.0
                                                                  =========   ==========    =========   =========

Average number of common shares outstanding...................      213,148      212,231      212,816     212,136
Average number of Class A common shares outstanding...........          348          357          350         361
                                                                  ---------   ----------    ---------   ---------
                                                                    213,496      212,588      213,166     212,497
                                                                  =========   ==========    =========   =========

Basic earnings per share:
   From continuing operations.................................    $     .48   $      .43    $    1.55   $    1.42
   Discontinued operations....................................            -         (.01)           -           -
                                                                  ---------   ----------    ---------   ---------
   Net basic earnings per share...............................    $     .48   $      .42    $    1.55   $    1.42
                                                                  =========   ==========    =========   =========


DILUTED EARNINGS PER SHARE
--------------------------
   Net earnings used in calculating basic earnings per share..    $   102.1   $     89.4    $   329.7   $   301.0
   Dividends applicable to dilutive preferred stock:
      Series A................................................            -           .1            -          .1
      Series B................................................            -            -           .1          .1
      Series C................................................            -            -           .1          .1
                                                                  ---------   ----------    ---------   ---------
   Income available to common shareholders plus
      assumed conversions.....................................    $   102.1   $     89.5    $   329.9   $   301.3
                                                                  =========   ==========    =========   =========

Average number of shares used in calculating basic earnings
   per share..................................................      213,496      212,588      213,166     212,497
Effect of dilutive securities:
   Options....................................................        2,835        2,013        2,524       2,204
   Series A, B and C preferred stock..........................        1,235        1,297        1,251       1,327
                                                                  ---------   ----------    ---------   ---------
                                                                    217,566      215,898      216,941     216,028
                                                                  =========   ==========    =========   =========

Diluted earnings per share:
   From continuing operations.................................    $     .47   $      .42    $    1.52   $    1.40
   Discontinued operations....................................            -         (.01)           -        (.01)
                                                                  ---------   ----------    ---------   ---------
   Net diluted earnings per share.............................    $     .47   $      .41    $    1.52   $    1.39
                                                                  =========   ==========    =========   =========


------------------------------------

   Convertible securities and options are not considered in the calculations if the effect of the conversion is anti-dilutive.



                                                     - 23 -

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